Exhibit 99.1

OptimizeRx to Present at the 10th Annual LD Micro Main Event on December 6

Rochester, MI, (November 15, 2017) — OptimizeRx Corp. (OTCQB: OPRX), the nation’s leading provider of digital health messaging via electronic health records (EHRs), has been invited to present at the 10th annual LD Micro Main Event being held on December 5-7, 2017 at the Luxe Sunset Bel Air Hotel in Bel Air, California.

OptimizeRx CEO William Febbo is scheduled to present on Wednesday, December 6 at 9:00 a.m. Pacific time, and participate in one-on-one meetings with institutional analysts and investors on December 5-6.

The presentation will be also webcast live and available for replay here and via the investor relations section of the company’s website at www.optimizerx.com.

Management will discuss how the company's growing EHR and eRx network now reaches more than 500,000 health care providers across the country, making it the largest point-of-prescribe promotional network. While delivering immediate benefits to doctors and their patients, OptimizeRx’s digital marketing services delivers an average ROI of 520% for its pharmaceutical company clients.

OptimizeRx recently reported record net revenue in the third quarter 2017, gaining 74% over same year-ago quarter.

The LD Micro Main Event is the nation’s largest independent conference for small/micro-cap companies, with more than 250 names presenting to 1,000+ attendees. The conference will also feature variety of speakers and panelists discussing topics of interest to investors and issuers, as well as evening social events.

To schedule a one-on-one meeting with OptimizeRx, you may submit your request online via the link provided upon registration. To register for the conference, contact David Scher at david@ldmicro.com or visit www.ldmicro.com/events. For any questions about the company, contact Ron Both of CMA at (949) 432-7557 or submit your request here.

View OptimizeRx’s LD Micro profile here: http://www.ldmicro.com/profile/OPRX

About LD Micro

LD Micro was founded in 2006 with the sole purpose of being an independent resource in the microcap space. What started out as a newsletter highlighting unique companies has transformed into several influential conferences annually. In 2015, LDM launched the first pure microcap index (the LDMi) to exclusively provide intraday information on the entire sector. For more information about LD Micro, go to www.ldmicro.com/events.

About OptimizeRx®

OptimizeRx® (OTCQB: OPRX) is the nation’s leading provider of digital health messaging via electronic health records (EHRs), providing a direct channel for pharma companies to communicate with healthcare providers. The company’s cloud-based solution supports patient adherence to medications by providing real-time access to financial assistance, prior authorization, education, and critical clinical information. The company’s network is comprised of leading EHR platforms like Allscripts, Practice Fusion and Quest, and provides more than half a million healthcare providers access to these benefits within their workflow at the point of care. For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact:

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team